UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2019

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 2.02  Results of Operations and Financial Condition

Set forth below is a preliminary estimate of New Mountain Finance Corporation’s (“the Company”, “we” or “our”) net asset value per share as of December 31, 2018 and a preliminary estimate of our net investment income per share range for the three months ended December 31, 2018. The following estimates are not a comprehensive statement of our financial condition or results for the period from December 31, 2018. We advise you that our actual results for the three months ended December 31, 2018 may differ materially from these estimates, which are given only as of February 11, 2019, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates, changes in the businesses to whom we have made loans or market and industry fluctuations, which may arise between now and the time that our financial results for the three months ended December 31, 2018 are finalized. This information is inherently uncertain.

As of February 11, 2019, we estimate that our net asset value per share as of December 31, 2018 was approximately $13.20 to $13.25.

As of February 11, 2019, we currently expect that the Company’s net investment income per share was between $0.35 and $0.36 for the three months ended December 31, 2018.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events

Originations and Repayments

We had approximately $332.0 million of originations and commitments since September 30, 2018 through February 8, 2019. This was offset by approximately $79.2 million of repayments and $119.1 million of sales during the same period.

Holdings Credit Facility

On January 8, 2019 and January 25, 2019,  the Company’s wholly-owned subsidiary, New Mountain Finance Holdings, L.L.C., as the borrower, entered into certain Joinder Supplements (the ‘‘Joinders’’) to add Old Second National Bank and Sumitomo Mitsui Trust Bank, Limited, New York, respectively, as new lenders under its secured revolving credit facility with Wells Fargo Bank, National Association, as the administrative agent (the “Holdings Credit Facility”). After giving effect to each of the Joinders, the aggregate commitments of the lenders under the Holdings Credit Facility equals $675.0 million. The Holdings Credit Facility continues to have a revolving period ending on October 24, 2020, and will still mature on October 24, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date:	February 11, 2019	By:		/s/ Karrie J. Jerry
			Name:	Karrie J. Jerry
			Title:	Corporate Secretary